Exhibit 99.1

Kirin International Holdings Inc. Completes Acquisition of Wuhan Yangtze River Newport Logistics Co. Limited

Xiangyao Liu Appointed New President, CEO, Secretary and Chairman of the Board

NEW YORK, Dec. 21, 2015 (GLOBE NEWSWIRE) -- Kirin International Holdings Inc., (OTC Markets:KIRI) (the "Company") entered into certain share exchange agreements (the “Agreements”) with Energetic Mind Limited, a British Virgin Islands company (“Energetic Mind”) and all shareholders of Energetic Mind (collectively the “Acquiree Shareholders”, each individually an “Acquiree Shareholder”) whereby the Company effectively acquired 100% issued and outstanding ordinary shares of Energetic Mind from the Acquiree Shareholders (the “Acquisition”).  Pursuant to the terms of the Agreements, in exchange for 100% issued and outstanding ordinary shares of Energetic Mind, the Company agreed to;

1.	issue to the Acquiree Shareholders an aggregate of one hundred fifty-one million (151,000,000) shares of Company’s common stock, valued at 1.51 billion U.S. Dollars ($1,510,000,000) in aggregate, and
2.	issue to a certain Acquiree Shareholder an 8% convertible promissory note (the “Note”) in the principal amount of one hundred fifty million U.S. Dollars ($150,000,000). The Acquiree Shareholder holding the Note may convert all or any portion of the then aggregate outstanding principal amount, together with any accrued and unpaid interest, into shares of Company’s common stock at $10.00 per share.

Upon completion of the transaction, the Acquiree Shareholders collectively received a total of one hundred and fifty-one million (151,000,000) shares of the issued and outstanding common stock of the Company, representing approximately 88% of the total issued and outstanding stock of the Company. In exchange for the controlling interest of the Company, Company effectively acquired 100% interest in Energetic Mind.

Energetic Mind operates its business through its subsidiary, Wuhan Yangtze River Newport Logistics Co. Limited (“Wuhan Newport”), a company formed under the laws of the People’s Republic of China. Primarily engaging in the business as a port logistic center located in the middle reaches of the Yangtze River, Wuhan Yangluo Newport is a large infrastructure project implemented under China’s latest “One Belt One Road” initiative and is believed to be strategically positioned in the anticipated “Comprehensive Bonded Zone” and “Free Trade Zone” of the Wuhan Port, a crucial trading window between China, the Middle East and Europe. To be fully built upon completion of three phases, within the logistics center, there will be six operating zones, including port operation area, warehouse and distribution area, cold chain logistics area, rail cargo loading area, exhibition area and commercial zone. The logistics center is also expected to provide a number of shipping berths for cargo ships of various sizes. Wuhan Newport is expected to provide domestic and foreign businesses a direct access to the anticipated Comprehensive Bonded Zone and Free Trade Zone in Wuhan. The project will include commercial buildings, professional logistic supply chain centers, direct access to the Yangtze River, Wuhan-Xinjiang-Europe Railway and ground transportation, storage and processing centers, IT supporting services, among others.

The new management team will be directed by Xiangyao Liu, who will serve as President, CEO, Secretary and Chairman of the Board.  Since 2012, Mr. Liu, (44) served as the Deputy General Manager of the Wuhan Huazhing Steel Trading Center Co., Ltd., which later became the Wuhan Yangtze River Newport Logistics Co. Ltd. He supervised the transition of the steel trading center to a commercial complex which supports the warehouses and docks, led projects to bring the Steel Trading Center into the Yangluo Comprehensive Bonded Zone and Free Trade Area in Wuhan, supervised the feasibility study of the Wuhan Yangtze Newport Logistics Center and collaborated with the local government to develop the Yangluo Newport Project Plan, handling corporate structuring, strategic planning and operation management of the company. In 2010, Mr. Liu participated in the investment of Wuhan Renhe Group Limited, which held the Wuhan Huazhing Steel Trading Center Co., Ltd. at that time, supervising logistic and trade of steel. He also started to engage in financial and security investments in Hong Kong. From 1996 to 2003, he invested and established the Pacific Trade and Logistics in China, served as the General Manager and engaged in the trading and logistics of steel, agricultural products and other commodities. Mr. Liu received his bachelor degree in Business Management from the Hebei Institute of Finance in 1994.

Mr. Liu will be supported by an international business team of seven Directors:  James Stuart Coleman (59) , Zhanhuai Cheng (68), Yanliang Wu (50), Yu Zong (45), Harvey Leibowitz (81) , Zhixue Liu (52), and Tongmin Wang (56). Official bios are included in the Company’s Form 8-K, filed with U.S. Securities and Exchange Commission.

Effective immediately upon the closing of the transaction contemplated in the Agreements, Company’s President, Chief Executive Officer (“CEO”), Secretary and Chairman of the Board, Jianfeng Guo, tendered his resignation as director and from all officer positions held in the Company. In addition, Vice President and Director, Yaojun Liu, tendered his resignation as Vice President, director and from all officer positions held in the Company.  In addition, Directors, Shan Cui, Ran Liu, and Yau On Tse tendered their resignation as Directors of the Company.

Xiangyao Liu, Chief Executive Officer, Director and President of Kirin International Holdings Inc., stated, "We are very pleased to have created a new, expanded and experienced team to implement the Company’s new strategic plan. Wuhan Newport is an incredible opportunity to build out a state-of-the-art infrastructural logistics facility in one of the major commercial hubs in the People’s Republic of China, while we continue to expand on our international real estate portfolio."

In addition, Kirin International Holding, Inc., filed its Form 10-Q for the quarterly period ended September 30, 2015, on December 18, 2015 fulfilling the Company’s reporting requirements with the U.S. Securities and Exchange Commission.

ABOUT KIRIN INTERNATIONAL HOLDINGS, INC. BEFORE ACQUISITION OF WUHAN NEWPORT:

Kirin is a Nevada corporation that operates through its wholly-owned subsidiary, Kirin China, a non-state-owned real estate development company focused on residential and commercial real estate development in "tier-three" cities in the People's Republic of China ("PRC").

FORWARD-LOOKING STATEMENTS:

This document includes “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements are any statements other than statements of historical fact, including statements regarding Company’s or Energetic Mind’s expectations, beliefs, hopes, intentions or strategies regarding the future. Among other things, these forward-looking statements may include statements regarding the acquisition of Energetic Mind by the Company; our beliefs relating to value creation as a result of the Acquisition; benefits and synergies of the transactions; future opportunities as a result of the Acquisition; and any other statements regarding Company’s and Energetic Mind’s future beliefs, expectations, plans, intentions, financial condition or performance. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, our financial and business prospects, our capital requirements, our financing prospects, our relationships with employees, and our ability to realize the anticipated benefits of such transaction, and those disclosed as risks in other reports filed by us with the Securities and Exchange Commission, including those described in our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

CONTACT:

James Coleman

Executive Director

917-213-9056

jscsuper@aol.com

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